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                               GUARANTEE AGREEMENT


                                     between

                            Sovereign Bancorp, Inc.,
                                  as Guarantor

                                       and

                              The Bank of New York,
                              as Guarantee Trustee

                          Dated as of November 15, 1999


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
                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----
                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

SECTION 1.1         Interpretation.........................................1
SECTION 1.2         Definitions............................................2

                                   ARTICLE II
                               TRUST INDENTURE ACT

SECTION 2.1         Trust Indenture Act; Application ......................6
SECTION 2.2         Lists of Holders of Securities.........................6
SECTION 2.3         Reports by the Guarantee Trustee.......................7
SECTION 2.4         Periodic Reports to Guarantee Trustee..................7
SECTION 2.5         Evidence of Compliance with Conditions Precedent.......7
SECTION 2.6         Events of Default; Waiver..............................7
SECTION 2.7         Event of Default; Notice...............................7
SECTION 2.8         Conflicting Interests..................................8
SECTION 2.9         Disclosure of Information..............................8
SECTION 2.10        Guarantee Trustee May File Proofs of Claim.............8

                                   ARTICLE III
                          POWERS, DUTIES AND RIGHTS OF
                               GUARANTEE TRUSTEE

SECTION 3.1         Powers and Duties of the Guarantee Trustee.............8
SECTION 3.2         Certain Rights of Guarantee Trustee...................10
SECTION 3.3         Not Responsible for Recitals or Issuance of Guarantee.12


                                   ARTICLE IV
                               GUARANTEE TRUSTEE

SECTION 4.1         Guarantee Trustee; Eligibility.......................12
SECTION 4.2         Appointment, Removal and Resignation of Guarantee
                    Trustee..............................................13

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                                    ARTICLE V
                                    GUARANTEE

SECTION 5.1         Guarantee............................................14
SECTION 5.2         Waiver of Notice and Demand..........................14
SECTION 5.3         Obligations Not Affected.............................14
SECTION 5.4         Rights of Holders....................................15
SECTION 5.5         Guarantee of Payment.................................16
SECTION 5.6         Subrogation..........................................16
SECTION 5.7         Independent Obligations..............................16

                                   ARTICLE VI
                   LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 6.1         Limitation of Transactions...........................16
SECTION 6.2         Ranking..............................................17


                                   ARTICLE VII
                                  TERMINATION

SECTION 7.1         Termination..........................................18

                                  ARTICLE VIII
                                INDEMNIFICATION

SECTION 8.1         Exculpation..........................................18
SECTION 8.2         Indemnification......................................19

                                   ARTICLE IX
                                 MISCELLANEOUS

SECTION 9.1         Successors and Assigns...............................19
SECTION 9.2         Amendments...........................................19
SECTION 9.3         Notices..............................................19
SECTION 9.4         Benefit..............................................20
SECTION 9.5         Governing Law........................................20
SECTION 9.6         Counterparts.........................................20

                                       ii

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                  This GUARANTEE AGREEMENT (the "Guarantee"), dated as of
November 15, 1999, is executed and delivered by Sovereign Bancorp, Inc., a Pennsylvania corporation (the "Guarantor"), and The Bank of New York, a New York banking corporation, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Securities (as defined herein) of Sovereign Capital Trust II, a Delaware statutory business trust (the "Issuer").

                  WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of November 15, 1999, among the Guarantor, as Sponsor, Mark R. McCollom and Jacquelyn Blue, as the initial Administrative Trustees, The Bank of New York, as the initial Property Trustee, and The Bank of New York (Delaware), as the initial Delaware Trustee, the Issuer is issuing on the date hereof 5,000,000 (or 5,750,000 if the Underwriters's over-allotment option with respect to the Units (as defined below) is exercised in full) preferred securities, stated liquidation amount of $50 per preferred security, having an aggregate stated liquidation amount of $250,000,000 (or $287,500,000 if the Underwriters's over-allotment option with respect to the Units is exercised in full), such preferred securities being designated the Preferred Securities (the "Preferred Securities") and 154,640 (or 177,836 if the Underwriters's over-allotment option with respect to the Units is exercised in full) common securities, stated liquidation amount of $50 per common security, having an aggregate stated liquidation amount of $7,732,000 (or $8,891,800 if the Underwriters's over-allotment option with respect to the Units is exercised in full), such common securities being designated the Common Securities (the "Common Securities" and, together with the Preferred Securities, the "Securities"); and

                  WHEREAS, as incentive for the Holders to purchase the Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Guarantee, to pay in full to the Holders the Guarantee Payments (as defined below) and to make certain other payments on the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the purchase by each Holder, which purchase the Guarantor hereby acknowledges shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee for the benefit of the Holders.

                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

         SECTION 1.1 Interpretation

                  In this Guarantee, unless the context otherwise requires:

                  (a) capitalized terms used in this Guarantee but not defined in the preamble above have the respective meanings assigned to them in Section 1.2;

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                  (b) terms defined in the Declaration as at the date of
execution of this Guarantee have the same meaning when used in this Guarantee unless otherwise defined in this Guarantee;

                  (c) a term defined anywhere in this Guarantee has the same meaning throughout;

                  (d) all references to "this Guarantee" are to this Guarantee as modified, supplemented or amended from time to time;

                  (e) all references in this Guarantee to Articles and Sections are to Articles and Sections of this Guarantee, unless otherwise specified;

                  (f) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee, unless otherwise defined in this Guarantee or unless the context otherwise requires; and

                  (g) a reference to the singular includes the plural and vice versa.

         SECTION 1.2 Definitions

                  The following terms have the following meanings:

                  "Accreted Value" has the meaning set forth in the Declaration.

                  "Affiliate" has the same meaning as given to that term in Rule 405 under the Securities Act of 1933, as amended, or any successor rule thereunder.

                  "Business Day" has the meaning set forth in the Declaration.

                  "Change of Control Repurchase Price" has the meaning set forth in the Declaration.

                  "Common Securities" has the meaning set forth in the Recitals hereto.

                  "Corporate Trust Office" means the office of the Guarantee Trustee at which the corporate trust business of the Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Agreement is located at 101 Barclay Street, 21 West, New York, New York 10286.

                  "Covered Person" means any Holder or beneficial owner of Securities.

                  "Debenture Issuer" has the meaning set forth in the Declaration.

                  "Debenture Trustee" has the meaning set forth in the Declaration.


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                  "Debentures" means the series of subordinated debt securities of the Guarantor designated the 7.50% Junior Subordinated Deferrable Interest Debentures due 2030 to be purchased by the Issuer and held by the Property Trustee.

                  "Declaration" has the meaning set forth in the Recitals hereto.

                  "Event of Default" means a failure by the Guarantor to perform any of its payment or other obligations under this Guarantee.

                  "First Supplemental Indenture" means the First Supplemental Indenture, dated as of November 15, 1999, between the Debenture Issuer and the Debenture Trustee,

                  "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Securities, to the extent not paid or made by the Issuer:

                  (i) any accumulated and unpaid Distributions (as defined in the Declaration) that are required to be paid on such Securities to the extent the Issuer has funds legally available therefor;

                  (ii) the Redemption Price (as defined in the Declaration), with respect to the Securities in respect of which the related Debentures have been repaid at maturity, to the extent the Issuer has funds legally available therefor;

                  (iii) the Repurchase Price (as defined in the Declaration), with respect to the Preferred Securities of Holders which exercised their right pursuant to Section 6.7 of the Declaration to require the Trust to exchange their Preferred Securities for Debentures and require the Debenture Issuer to repurchase the Debentures which they have received in exchange for their Preferred Securities, to the extent the Issuer has funds legally available therefor;

                  (iv) the Change of Control Repurchase Price (as defined in the Declaration), with respect to the Preferred Securities of Holders which exercised their right pursuant to Section 6.8 of the Declaration to require the Trust to exchange their Preferred Securities for Debentures and require the Debenture Issuer to repurchase the Debentures which they have received in exchange for their Preferred Securities, to the extent the Issuer has funds legally available therefor; and

                  (v) upon a voluntary or involuntary dissolution, termination and liquidation of the Issuer (other than in connection with the distribution of Debentures to the Holders in exchange for Securities as provided in the Declaration), the lesser of:

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                           (a) the aggregate Accreted Value of the Securities
                  plus all accumulated and unpaid Distributions on the Securities to the date of payment, to the extent the Issuer has funds legally available therefor; and

                           (b) the amount of assets of the Issuer remaining
                  available for distribution to Holders in liquidation of the Issuer.

                  "Guarantee Trustee" means The Bank of New York, a New York banking corporation, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee and thereafter means each such Successor Guarantee Trustee.

                  "Guarantor" has the meaning set forth in the Recitals hereto.

                  "Holder" has the meaning given such term in the Declaration.

                  "Indemnified Person" means the Guarantee Trustee, any Affiliate of the Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Guarantee Trustee.

                  "Indenture" means the Indenture, dated as of September 1, 1999, between the Guarantor, as Debenture Issuer, and the Debenture Trustee, as trustee, as amended or supplemented from time to time, including the First Supplemental Indenture, dated as of November 15, 1999, between the Debenture Issuer and the Debenture Trustee, pursuant to which the Debentures are to be issued.

                  "Indenture Event of Default" means any event specified in
Section 2.10 of the First Supplemental Indenture.

                  "Issuer" has the meaning set forth in the Recitals hereto.

                  "Majority in Liquidation Amount" means, except as provided by the Trust Indenture Act, a vote by Holders of outstanding Securities voting together as a single class or, as the context may require, the Holders of outstanding Preferred Securities or the Holders of outstanding Common Securities, voting separately as a class, who are the record owners of more than 50% of the aggregate stated liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Securities or all outstanding Securities of the relevant class, as the case may be.

                  "Officers' Certificate" means, with respect to any person, a certificate signed by the Chairman, a Vice Chairman, the Chief Executive Officer, the President, a Vice President, the Chief Accounting Officer, and the Secretary or an Assistant Secretary of the Guarantor. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee (other than pursuant to Section 314(a)(4) of the Trust Indenture Act) shall include:

                           (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

                           (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

                           (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                           (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

                  "Other Debentures" means all junior subordinated debentures issued by the Guarantor from time to time and sold to any other trust, partnership or other entity affiliated with the Guarantor that is a financing vehicle of the Guarantor, if any, in each case similar to the Issuer.

                  "Other Guarantees" means all guarantees to be issued by the Guarantor with respect to capital securities, if any, similar to the Securities issued by any other trust, partnership or other entity affiliated with the Guarantor that is a financing vehicle of the Guarantor, if any, in each case similar to the Issuer.

                  "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

                  "Preferred Securities" has the meaning set forth in the Recitals hereto.

                  "Property Trustee" has the meaning set forth in the Declaration.

                  "Pro Rata" has the meaning set forth in the Declaration.

                  "Redemption Price" has the meaning set forth in the Declaration.

                  "Repurchase Price" has the meaning set forth in the Declaration.

                  "Responsible Officer" means any officer within the Corporate Trust Office of the Guarantee Trustee, including any vice president, any assistant vice president, any assistant secretary, the treasurer, any assistant treasurer or other officer of the Corporate Trust Office of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

                  "Securities" has the meaning set forth in the Recitals hereto.

                  "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.

                  "Trust Enforcement Event" has the meaning given such term in the Declaration.

                  "Trust Indenture Act" means the Trust Indenture Act of 1939, or any successor legislation, in each case, as amended.

                  "Unit" has the meaning set forth in the Declaration.

                                   ARTICLE II
                              TRUST INDENTURE ACT

         SECTION 2.1 Trust Indenture Act; Application

                  (a) This Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee and shall be governed, to the extent applicable, by such provisions; and

                  (b) if and to the extent that any provision of this Guarantee limits, qualifies or conflicts with the duties imposed by Section 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

         SECTION 2.2 Lists of Holders of Securities

                  (a) The Guarantor shall provide the Guarantee Trustee (unless the Guarantee Trustee is otherwise the registrar of the Securities) with a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders"):

                  (i) as of the record date relating to the payment of any Guarantee Payment, at least one Business Day prior to the date for payment of such Guarantee Payment, except while the Preferred Securities are represented by one or more Global Preferred Securities; and

                  (ii) at any other time, within 30 days of receipt by the Guarantor of a written request from the Guarantee Trustee for a List of Holders as of a date no more than fifteen days before such List of Holders is given to the Guarantee Trustee.

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

If at any time the List of Holders does not differ from the most recent List of Holders provided to the Guarantee Trustee by the Guarantor, the Guarantor shall not be obligated to provide such List of Holders. The Guarantee Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in Lists of Holders given to it, provided that the Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

                  (b) The Guarantee Trustee shall comply with its obligations under, and shall be entitled to the benefits of, Sections 311(a), 311(b) and
Section 312(b) of the Trust Indenture Act.

         SECTION 2.3 Reports by the Guarantee Trustee

                  Within 60 days after January 15 of each year (commencing with the first anniversary of the issuance of the Preferred Securities), the Guarantee Trustee shall provide to the Holders of the Preferred Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the other requirements of Section 313 of the Trust Indenture Act.

         SECTION 2.4 Periodic Reports to the Guarantee Trustee

                  The Guarantor shall provide to the Guarantee Trustee such documents, reports and information as required by Section 314, if any, and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

         SECTION 2.5 Evidence of Compliance with Conditions Precedent

                  The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

         SECTION 2.6 Events of Default; Waiver

                  The Holders of a Majority in Liquidation Amount of the Securities may, by vote, on behalf of all Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

         SECTION 2.7 Event of Default; Notice

                  (a) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, mail by first class postage prepaid, to all Holders, notices of all Events of Default actually known to a Responsible Officer, unless such defaults have been cured before the giving of such notice, provided, that, except in the case of default in the payment of any Guarantee Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or a Responsible Officer in good faith determines that the withholding of such notice is in the interests of the Holders.

                  (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Guarantee Trustee shall have received written notice from the Guarantor, or a Responsible Officer charged with the administration of the Declaration shall have obtained actual knowledge, of such Event of Default.

         SECTION 2.8 Conflicting Interests

                  The Declaration and the Indenture shall be deemed to be specifically described in this Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

         SECTION 2.9 Disclosure of Information

                  The disclosure of information as to the names and addresses of the Holders of the Securities in accordance with Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, shall not be deemed to be a violation of any existing law, or any law hereafter enacted which does not specifically refer to Section 312 of the Trust Indenture Act, nor shall the Guarantee Trustee be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

         SECTION 2.10 Guarantee Trustee May File Proofs of Claim

                  Upon the occurrence of an Event of Default, the Guarantee Trustee is hereby authorized, but shall not be obligated, to:

                  (a) recover judgment, in its own name and as trustee of an express trust, against the Guarantor for the whole amount of any Guarantee Payments remaining unpaid; and

                  (b) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have its claims and those of the Holders allowed in any judicial proceedings relative to the Guarantor, its creditors or its property.

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                                   ARTICLE III
                          POWERS, DUTIES AND RIGHTS OF
                           GUARANTEE TRUSTEE

         SECTION 3.1 Powers and Duties of the Guarantee Trustee

                  (a) This Guarantee shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee to any Person except a Holder exercising his or her rights pursuant to
Section 5.4(b) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee pursuant to Section 4.2. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, and such vesting and succession of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

                  (b) If an Event of Default actually known to a Responsible Officer has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee for the benefit of the Holders.

                  (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the cure or waiver of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee, and no implied covenants shall be read into this Guarantee against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer, the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (d) No provision of this Guarantee shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                                    (A) the duties and obligations of the
                  Guarantee Trustee shall be determined solely by the express provisions of this Guarantee, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee, and no implied covenants or obligations shall be read into this Guarantee against the Guarantee Trustee; and

                                    (B) in the absence of bad faith on the part
                  of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee;

                           (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                           (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a Majority in Liquidation Amount of the Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee; and

                           (iv) no provision of this Guarantee shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee or indemnity, reasonably satisfactory to the Guarantee Trustee, against such risk or liability is not reasonably assured to it.

         SECTION 3.2 Certain Rights of Guarantee Trustee

                  (a)      Subject to the provisions of Section 3.1:

                           (i) The Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                           (ii) Any direction or act of the Guarantor contemplated by this Guarantee may be sufficiently evidenced by an Officers' Certificate.

                           (iii) Whenever, in the administration of this Guarantee, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

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

                           (iv) The Guarantee Trustee shall have no duty to record, file or register any instrument (or any rerecord, refile or reregister such instrument).

                           (v) The Guarantee Trustee may consult with counsel of its selection or other experts of its selection, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee from any court of competent jurisdiction.

                           (vi) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such security and indemnity, reasonably satisfactory to the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided that, nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee.

                            (vii) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                           (viii) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                           (ix) Any action taken by the Guarantee Trustee or its agents hereunder shall bind the Holders, and the signature of the Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Guarantee, both of which shall be conclusively evidenced by the Guarantee Trustee's or its agent's taking such action.

                           (x) Whenever in the administration of this Guarantee the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee:

                                    (A)     may request instructions from the
                           Holders of a Majority in liquidation amount of the Preferred Securities;

                                    (B) may refrain from enforcing such remedy
                           or right or taking such other action until such instructions are received; and

                                    (C) shall be protected in conclusively
                           relying on or acting in accordance with such instructions.

                           (xi) The Guarantee Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith, without negligence, and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Guarantee.

                  (b) No provision of this Guarantee shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty.

         SECTION 3.3 Not Responsible for Recitals or Issuance of Guarantee

                  The recitals contained in this Guarantee shall be taken as the statements of the Guarantor, and the Guarantee Trustee does not assume any responsibility for their correctness. The Guarantee Trustee makes no representation as to the validity or sufficiency of this Guarantee.

                                   ARTICLE IV
                               GUARANTEE TRUSTEE

         SECTION 4.1 Guarantee Trustee; Eligibility

                  (a) There shall at all times be a Guarantee Trustee which shall:

                           (i) not be an Affiliate of the Guarantor; and

                           (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

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

                  (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

                  (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

         SECTION 4.2 Appointment, Removal and Resignation of Guarantee Trustee

                  (a) Subject to Section 4.2(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor except during an Event of Default. Subject to the provisions of this Section 4.2, if an Event of Default shall have occurred and be continuing, the Guarantee Trustee may be appointed or removed by the Holders of a Majority in Liquidation Amount.

                  (b) The Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

                  (c) The Guarantee Trustee shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

                  (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 30 days after delivery of an instrument of removal or resignation, the Guarantee Trustee resigning or being removed may petition any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

                  (e) No Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Guarantee Trustee.

                  (f) Upon termination of this Guarantee or removal or resignation of the Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Guarantee Trustee all amounts due to the Guarantee Trustee accrued to the date of such termination, removal or resignation.

                                    ARTICLE V
                                    GUARANTEE

         SECTION 5.1 Guarantee

                  To the extent set forth in this Guarantee, the Guarantor irrevocably and unconditionally agrees to pay in full to all Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer) on a Pro Rata basis, as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders. If a Trust Enforcement Event has occurred and is continuing, the rights of the Holders of the Common Securities to receive Guarantee Payments shall be subordinated to the rights of the Holders of Preferred Securities to receive Guarantee Payments. Notwithstanding anything to the contrary herein, the Guarantor, in its capacity as Debenture Issuer, retains all of its rights under the Indenture to:

                  (i) extend the interest payment period on the Debentures and the Guarantor shall not be obligated hereunder to make any Guarantee Payments during any Extension Period (as defined in the Indenture) with respect to the Distributions on the Securities; and

                  (ii) change the maturity date of the Debentures to the extent permitted by the Indenture.

         SECTION 5.2 Waiver of Notice and Demand

                  The Guarantor hereby waives notice of acceptance of this Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

         SECTION 5.3 Obligations Not Affected

                  The obligations, covenants, agreements and duties of the Guarantor under this Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                  (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Securities to be performed or observed by the Issuer;

                  (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price or any other sums payable under the terms of the Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Securities (other than an extension of time for payment of Distributions, Redemption Price or other sum payable that results from the extension of any interest payment period on the Debentures permitted by the Indenture);

                  (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

                  (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

                  (e) any invalidity of, or defect or deficiency in, the Securities;

                  (f) the settlement or compromise of any obligation guaranteed or incurred in this Guarantee; or

                  (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of the Guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor with respect to the Guarantee Payments shall be absolute and unconditional under any and all circumstances.

                  There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

                  No setoff, counterclaim, reduction or diminution of any obligation, or any defense of any kind or nature that the Guarantor has or may have against any Holder (except the defense of payment to such Holder) shall be available hereunder to the Guarantor against such Holder to reduce the payments to it under this Guarantee.

         SECTION 5.4 Rights of Holders

                  (a) The Holders of a Majority in Liquidation Amount of the Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee.

                  (b) If the Guarantee Trustee fails to enforce this Guarantee, subject to the subordination provisions of Section 6.2, any Holder may institute a legal proceeding directly against the Guarantor to enforce the Guarantee Trustee's rights under this Guarantee, without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity. In addition, if the Guarantor has failed to make a Guarantee Payment, a Holder, subject to the subordination provisions of Section 6.2, may institute a legal proceeding directly against the Guarantor for enforcement of the Guarantee for payment to such Holder of the principal of or interest on the Debentures having a principal amount equal to the aggregate liquidation amount of the Securities of such Holder. The Guarantor waives any right or remedy to require that any action be brought first against the Issuer or any other Person before proceeding directly against the Guarantor.

         SECTION 5.5 Guarantee of Payment

                  This Guarantee creates a guarantee of payment and not of collection.

         SECTION 5.6 Subrogation

                  The Guarantor shall be subrogated to all, if any, rights of the Holders against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Guarantee Trustee for the benefit of the Holders.

         SECTION 5.7 Independent Obligations

                  The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.

                                   ARTICLE VI
                   LIMITATION OF TRANSACTIONS; SUBORDINATION

         SECTION 6.1 Limitation of Transactions

                  So long as any Securities remain outstanding, if an Event of Default occurs under the Guarantee or a Trust Enforcement Event occurs under the Declaration and written notice of such event has been given to the Guarantor, the Guarantor shall not:

                  (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Guarantor's capital stock (which includes common and preferred stock);

                  (ii) make any payment of principal of or premium, if any, or interest on or repay, repurchase or redeem any debt securities of the Guarantor (including any Other Debentures) that rank pari passu with or junior in right of payment to the Debentures or make any guarantee payments with respect to any guarantee by the Guarantor of the debt securities of any subsidiary of the Guarantor (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Debentures (other than:

                           (a) dividends or distributions in shares of, or
                  options, warrants, rights to subscribe for or purchase shares of, common stock of the Guarantor;

                           (b) any declaration of a dividend in connection with
                  the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

                           (c) payments under this Guarantee;

                           (d) as a result of a reclassification of the
                  Guarantor's capital stock or the exchange or the conversion of one class or series of the Guarantor's capital stock for another class or series of the Guarantor's capital stock;

                           (e) the purchase of fractional interests in shares of
                  the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and

                           (f) purchases of common stock related to the issuance
                  of common stock or rights under any of the Guarantor's benefit plans for its directors, officers or employees or any of the Guarantor's dividend reinvestment plans.

         SECTION 6.2 Ranking

                  This Guarantee will constitute an unsecured obligation of the Guarantor and will rank:

                  (i) subordinate and junior in right of payment to Senior Indebtedness (as defined in the First Supplemental Indenture), to the same extent and in the same manner that the Debentures are subordinated to Senior Indebtedness pursuant to the Indenture (except as indicated below), it being understood that the terms of Article 6 of the First Supplemental Indenture shall apply to the obligations of the Guarantor under this Guarantee as if (x) such Article 6 were set forth herein in full and (y) such obligations were substituted for the term "Debentures" appearing in such Article 6, except that with respect to
         Section 6 of the First Supplemental Indenture only, the term "Senior Debt" shall mean all liabilities of the Guarantor, whether or not for money borrowed (other than obligations in respect of Other Guarantees);

                  (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Guarantor, any guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock of any Affiliate of the Guarantor, and any Other Guarantee; and

                  (iii) senior to the Guarantor's capital stock.

                                  ARTICLE VII
                                  TERMINATION

         SECTION 7.1 Termination

                  This Guarantee shall terminate upon:

                  (i) full payment of the Redemption Price of all Securities;

                  (ii) distribution of the Debentures held by the Issuer to the Holders; or

                  (iii) liquidation of the Issuer, the full payment of the amounts payable in accordance with the Declaration or the distribution of the Debentures to the Holders.

Notwithstanding the foregoing, this Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid under the Securities or under this Guarantee.

                                  ARTICLE VIII
                                INDEMNIFICATION

         SECTION 8.1 Exculpation

                  (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

                  (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders might properly be paid.

         SECTION 8.2 Indemnification

                  To the fullest extent permitted by law, the Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any and all loss, liability, damage, claim or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 8.2 shall survive the termination of this Guarantee and shall survive the removal or resignation of the Guarantee Trustee.

                                   ARTICLE IX
                                 MISCELLANEOUS

         SECTION 9.1 Successors and Assigns

                  All guarantees and agreements contained in this Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders then outstanding.

         SECTION 9.2 Amendments

                  Except with respect to any changes that do not materially adversely affect the rights of Holders (in which case no consent of Holders will be required), this Guarantee may only be amended with the prior approval of the Holders of a Majority in Liquidation Amount of the Securities (including the stated liquidation amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to the date upon which the voting percentages are determined). The provisions of the Declaration with respect to consents to amendments thereof, whether at a meeting or otherwise, shall apply to the giving of such approval.

         SECTION 9.3 Notices

                  All notices provided for in this Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered by hand or express courier, telecopied or mailed by first class mail, as follows:

                  (a) If given to the Issuer, at the Issuer's mailing address set forth below (or such other address as the Issuer may give notice of to the Holders and the Guarantee Trustee):

                      Sovereign Capital Trust II
                      c/o Sovereign Bancorp, Inc.
                      1130 Berkshire Boulevard
                      Wyomissing, PA 19610
                      Attention: Administrative Trustee
                      Telecopy: (610) 320-8448

                  (b) If given to the Guarantee Trustee, at the Guarantee Trustee's mailing address set forth below (or such other address as the Guarantee Trustee may give notice of to the Holders and the Issuer):

                      The Bank of New York
                      101 Barclay Street, Floor 21 West
                      New York, New York 10286
                      Attention: Corporate Trust Administration
                      Telecopy: (212) 815-5915

                  (c) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders and the Guarantee Trustee):

                      Sovereign Bancorp, Inc.
                      1130 Berkshire Boulevard
                      Wyomissing, PA 19610
                      Attention: Mark R. McCollom
                      Telecopy: (610) 320-8448

                  (d) If given to any Holder, at such Holder's address set forth on the books and records of the Issuer.

                  All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

         SECTION 9.4 Benefit

                  This Guarantee is solely for the benefit of the Holders and, subject to Section 3.1(a), is not separately transferable from the Securities.

         SECTION 9.5 Governing Law

                  THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 9.6 Counterparts

                  This Guarantee may contain more than one counterpart of the signature page, and this Guarantee may be executed by affixing of the signature of each of the parties to one of such counterpart signature pages. All such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

                  IN WITNESS WHEREOF, this Guarantee Agreement has been entered into as of the day and year first above written.

                                     /s/ SOVEREIGN BANCORP, INC.,
                                         as Guarantor


                                     /s/ THE BANK OF NEW YORK,
                                         as Guarantee Trustee